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                                                                  Exhibit 3

                  NAVISTAR FINANCIAL SECURITIES CORPORATION


                    ARTICLES OF INCORPORATION AND BY-LAWS


    The following documents of Navistar Financial Securities Corporation are incorporated herein by reference:

    3.1 Certificate of Incorporation of Navistar Financial Securities Corporation (as in effect on September 13, 1990). Filed on Registration No. 33-36767.

    3.2 The By-Laws of Navistar Financial Securities Corporation. Filed on Registration No. 33-36767.